Pricing Supplement No. 4                             Filing Under Rule 424(b)(3)
Dated:  December 22, 2000                              Registration No. 333-4288
(To Prospectus dated May 7, 1996 as supplemented by
Prospectus Supplements dated August 1, 1996 and June 18, 1998)

                                  $107,000,000
                               UGI UTILITIES, INC.
                           SERIES B MEDIUM-TERM NOTES

PRINCIPAL AMOUNT:  $20,000,000                     CUSIP: 90269QAG4                      FIXED RATE NOTE:  YES

AMORTIZING NOTE:  YES        NO   X        INDEXED NOTE:  YES        NO   X              FLOATING RATE NOTE: NO
                     ------     -------                      ------    -------
                     (SEE BELOW)                             (SEE BELOW)                                (SEE BELOW)

FIXED RATE NOTES/FLOATING RATE NOTES:

   Original Issue Date: December 27, 2000
   Interest Rate (if fixed rate): 7.135%
     Subject to change before maturity date:
         Yes     (See Below)  No   x
            -----               -------
   Maturity Date: 12/27/05
   Issue Price (as a percentage of
      principal amount): 100%
   Presenting Agent/Principal: Credit Suisse First Boston
       Corporation
    Commission (%): 0.50%
   Net Proceeds to the Company (%): 99.50%
   Redemption Commencement Date (if any): N/A
   Repayment Dates (if any): N/A
   Redemption Price: N/A
   Repayment Price: N/A
Interest Payment Dates: May 15, Nov 15
   Original Issue Discount Note:
      Yes:      No:  x
          ----     -------
      If Yes:
         Yield to Maturity:
         Initial Accrual Period:
         OID Default Amount:
   Reset of Interest Rate, Spread or
      Spread Multiplier:
      Yes:    (See Below)  No:  x
          ----                -------
   Any material United States income tax
     consequences of purchasing, holding or
     disposing of the Notes:
     A/S:  x          Other:
         -------            ---------------


FLOATING RATE NOTES:

Base Rate:
   _____ CD Rate
   _____ Commercial Paper Rate
   _____ Federal Funds Rate
   _____ LIBOR (See Below)
   _____ Prime Rate
   _____ Treasury Rate
   _____ Other (See Below)
Index Maturity:
Spread (plus or minus):
   Subject to change before maturity date:
      Yes_____(See Below)   No_____
Spread Multiplier:
   Subject to change before maturity date:
      Yes_____(See Below)   No_____
Maximum Interest Rate:
Minimum Interest Rate:
Initial Interest Period:
Initial Interest Rate:
Interest Reset Periods:
Interest Reset Dates:
Interest Determination Dates:
Calculation Dates:  A/S
Regular Record Date:  A/S


                               NO ADDITIONAL TERMS


         As of the date of this Pricing Supplement the aggregate initial public offering price of the Notes (as defined in the Prospectus Supplement) which have been sold (including the Notes to which this Pricing Supplement relates) is $75,000,000; and the aggregate initial public offering price of Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $75,000,000. "N/A" as used herein means "Not Applicable", "A/S" as used herein means "As stated in the Prospectus Supplement referred to above."

                           CREDIT SUISSE FIRST BOSTON